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                                                                    EXHIBIT 10.3

        CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT

    CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT, effective as of the date provided below, by and between, AFC CABLE SYSTEMS, INC. (the "Company") and ROBERT R. WHEELER ("Executive").

    The Company has entered into a merger agreement pursuant to which the Company will become a subsidiary of a indirect wholly-owned subsidiary of Tyco International Ltd. (the "Merger Agreement"). The Company wishes to protect the confidential information of the Company and to protect against the Executive using his skills, knowledge, experience, ideas and influence for the benefit of a competitor of the Company. Executive is willing to enter into an agreement to provide such protection to the Company upon the terms and conditions set forth in this Agreement. In consideration of the foregoing and the mutual agreements herein contained, the, parties agree as follows.

    1.  CONFIDENTIALITY, NON-COMPETITION.

    (a) Executive acknowledges that: the business of designing, manufacturing and supplying pre-wired armored cables as conducted by the Company and its subsidiaries (the "Business") is intensely competitive and Executive's former and current position with the Company has exposed, and will continue to expose, Executive to knowledge of confidential information of the Company; the direct and indirect disclosure of any such confidential information to existing or potential competitors of the Company would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company's Business; and the engaging by Executive in any of the activities prohibited by this Agreement may constitute improper appropriation and/or use of such information and trade secrets. Executive expressly acknowledges the trade secret status of the confidential information and that the confidential information constitutes a protectable business interest of the Company.

    (b) For purposes of this Agreement, the Company shall be construed to include the Company and its current and future subsidiaries and affiliates engaged in the Business.

    (c) From and after the Effective Time (as defined in the Merger Agreement) (the "Effective Time"), Executive shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the confidential information of the Company other than in the proper performance of the duties contemplated herein, or as required by a court of competent jurisdiction or other administrative or legislative body; PROVIDED THAT, prior to disclosing any of the confidential information to a court or other administrative or legislative body, Executive shall promptly notify the Company so that it may seek a protective order or other appropriate remedy. Executive agrees to return all confidential information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Company at any time upon request by the Company and upon the termination of his engagement for any reason.

    (d) From the Effective Time until the fifth anniversary of the Effective Time (the "Non-Competition Period"), Executive shall not engage in Competition (as defined below) with the Company. For purposes of this Agreement, "Competition" by Executive shall mean Executive's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, licensor, trustee, broker, agent, stockholder, member, owner, joint venturer or partner of, or permitting his name to be used in connection with the activities of any other business or organization which is engaged in the same business as the Business of the Company as the same shall be constituted at any time during or following his engagement; PROVIDED THAT, it shall not be a violation of this Agreement for Executive to (i) become the registered or beneficial owner of less than five percent (5%) of any class of the capital stock of a competing
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corporation registered under the Securities Exchange Act of 1934, as amended or
(ii) be employed by an entity that engages in the same business as the Business of the Company, so long as Executive does not directly perform services for or work within a division or business unit of such entity that engages in such business.

    (e) Without limiting the generality of the foregoing, during the Non-Competition Period, Executive agrees that he will not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, do any of the following:

        (i) solicit from any customer doing business with the Company business of the same or of a similar nature to the Business conducted between the Company and such customer;

        (ii) solicit the employment or services of any person who at the time is employed by or a consultant to the Company; or

        (iii) make any statements or comments of a defamatory or disparaging nature to third parties regarding the Company or its officers, directors, personnel, products or services.

    (f) Executive acknowledges that this Agreement is being entered into in connection with the consummation of the transactions contemplated by the Merger Agreement, that Executive's agreement to the terms set forth herein are a critical inducement to the entering into the Merger Agreement by the parties thereto, that the services to be rendered by him to the Company are of a special and unique character, which gives this Agreement a particular value to the Company, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a material breach by him of any of the provisions contained herein will cause the Company irreparable injury. Executive therefore agrees that the Company shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining Executive from any such violation.

    (g) Executive further acknowledges and agrees that due to the uniqueness of his services and confidential nature of the information he will possess, the covenants set forth herein are reasonable and necessary for the protection of the business and goodwill of the Company; and it is the intent of the parties hereto that if in the opinion of any court of competent jurisdiction any provision set forth in this Agreement is not reasonable in any respect, such court shall have the right, power and authority to modify any and all such provisions as to such court shall appear not unreasonable and to enforce the remainder of this Agreement as so modified.

    2.  CONSIDERATION.

    In consideration for and subject to Executive's agreement to the covenants set forth herein, the Company shall pay to Executive $1,200,000 (the "Non-Competition Fee"), payable in monthly installments of $20,000 paid by the Company as of the 15th day of each month occurring during the Non-Competition Period, subject to the following:

        (i) in the event Executive's employment with the Company is involuntarily terminated by the Company during the Non-Competition Period, the Company shall pay to Executive the full amount of any then remaining unpaid balance of the Non-Competition Fee within thirty (30) days following the date of Executive's termination of employment;

        (ii) in the event Executive voluntarily resigns his employment with the Company during the Non-Competition Period, the Company shall continue to pay to Executive the Non-Competition Fee in monthly installments of $20,000 until the first anniversary of Executive's termination of employment (or, if sooner, until the full amount of the Non-Competition Fee has been paid) and shall pay the then remaining unpaid balance of the Non-Competition Fee, if any, as of the anniversary of Executive's termination of employment subject to earlier payment under clause (iii) immediately following;
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        (iii) in the event of Executive's death during the Non-Competition
    Period, the Company shall pay to Executive's estate the full amount of any then remaining unpaid balance of the Non-Competition Fee within thirty (30) days following Executive's death; and

        (iv) notwithstanding anything to the contrary contained above in this
    Section 2, if at any time during Non-Competition Period it is determined by a court of competent jurisdiction that Executive has breached the covenants contained in this Agreement, the Company may withhold any portion of the Non-Competition Fee not yet paid, without prejudice to the Company's right to pursue equitable and legal remedies for enforcement and recovery under this Agreement.

    (a) EFFECTIVENESS; TERMINATION; SURVIVAL.

    Notwithstanding any provision hereof to the contrary, it is the intention of the parties hereto that: (i) this Agreement shall become effective at the Effective Time; and (ii) from and after the termination of the Merger Agreement in accordance with its terms at any time prior to the Effective Time, the covenants contained herein shall be deemed abandoned and this Agreement shall forthwith become void.

    3. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties with respect to its subject matter and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between any of them and neither party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement. This Agreement may not be changed or modified nor may any of its provisions be waived, except by an agreement in writing, signed by the parties hereto.

    4. INDEMNIFICATION. Anything in this Agreement to the contrary notwithstanding, the Company agrees to pay all costs and expenses incurred by Executive in connection with the enforcement of his rights and entitlements under this Agreement and will indemnify and hold harmless Executive from and against any damages, liabilities and expenses (including without limitation fees and expenses of counsel) incurred by Executive in connection with any litigation or threatened litigation, including any regulatory proceedings arising out of the making of this Agreement or the enforcement of Executive's rights under this Agreement.

    5. WAIVER. The failure of any party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by any party hereto of any breach or default by any other party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

    6. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.
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    7.  NOTICES. Any notice given hereunder shall be in writing and shall be deemed to have been given when delivered by messenger or courier service (against appropriate receipt), or mailed by registered or certified mail (return receipt requested), addressed as follows.

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If to the Company:                 AFC Cable Systems, Inc.
                                   50 Kennedy Plaza, Suite 1250
                                   Providence, Rhode Island 02903
                                   Attention: President

If to Executive:                   Robert R. Wheeler
                                   272 Duchaine Blvd.
                                   New Bedford, MA 02745

with a copy to:                    David C. Chapin, Esq.
                                   Ropes & Gray
                                   One International Place
                                   Boston, Massachusetts 02110
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or at such other address as shall be indicated to either party in writing.
Notice of change of address shall be effective only upon receipt.

    8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island without regard to conflicts of law principles.

    9. DESCRIPTIVE HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

    10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes but which, together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Time.

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
                                                AFC CABLE SYSTEMS, INC.

                                                By:        /s/ Ralph R. Papitto
                                                           ------------------------
                                                           Name: Ralph R. Papitto
                                                           Title: Chairman and Chief
                                                                  Executive Officer

                                                           /s/ Robert R. Wheeler
                                                           ------------------------
                                                           ROBERT R. WHEELER
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